                                                                    EXHIBIT 99.2

                               SUNCOM ACQUISITION
               STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES
                             (dollars in thousands)

                                              Three Months Ended
                                                March 31, 2005
                                                  (unaudited)
                                              ------------------
Revenue                                              $677

Direct Operating Expenses
   Rent                                               637
   Property taxes                                      69
   Other tower operating expenses                      23
                                                     ----
   Total direct operating expenses                    729
                                                     ----

Revenue less than direct operating expenses          $(52)
                                                     ====

  See accompanying notes to Statement of Revenue and Direct Operating Expenses.

                               SUNCOM ACQUISITION
           NOTES TO STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES
                        THREE MONTHS ENDED MARCH 31, 2005
                             (dollars in thousands)

1.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     SunCom Wireless, Inc. and its wholly-owned subsidiaries including SunCom
Wireless Operating Company LLC, Triton PCS Property Company LLC and AWS Network
Newco LLC (collectively, "SunCom"), are principally engaged in providing wireless services in the Southeastern United States, Puerto Rico and the Virgin
Islands. SunCom Wireless, Inc. is a direct, wholly-owned subsidiary of SunCom
Wireless Investment Co., LLC. SunCom Wireless Investment Co., LLC is a direct, wholly-owned subsidiary of SunCom Wireless Holdings, Inc. (formerly Triton PCS
Holdings, Inc.)

     On March 18, 2005, a definitive purchase agreement was signed by Global
Signal Acquisitions LLC, a wholly-owned subsidiary of Global Signal Inc.
("Global Signal"), to acquire from SunCom 169 owned towers and related land leases and co-location income leases ("related agreements"). The definitive purchase agreement and this statement of revenue and direct operating expenses exclude towers owned by SunCom that are not subject to the definitive purchase agreement. "SunCom Acquisition" represents the assets to be acquired by Global
Signal subject to the definitive purchase agreement.

BASIS OF PRESENTATION

     The accompanying statement of revenue and direct operating expenses is unaudited and has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a
Registration Statement of Global Signal. In the opinion of SunCom management, this statement of revenue and direct operating expenses contains all of the adjustments, consisting of normal recurring adjustments, necessary to present fairly, in summarized form, the revenue and direct operating expenses of SunCom
Acquisition. The revenue and direct operating expenses for the three months ended March 31, 2005 may not be indicative of the results that may be expected for the year ending December 31, 2005. The financial information presented herein should be read in conjunction with the financial statement for the year ended December 31, 2004, which includes information and disclosures not included herein. The statement, which encompasses the towers and related agreements to be sold to Global Signal, is not representative of the actual operations of SunCom
Acquisition for the period presented or indicative of future operations, as it excludes the following: corporate expenses, interest expense, income taxes, accretion of the asset retirement obligations, and depreciation and amortization. In addition, the statement reflects revenue and expenses directly attributable to the towers and related agreements to be sold to Global Signal, as well as allocations for property taxes, maintenance and monitoring, insurance and utilities deemed reasonable by SunCom management to present the statement of revenue and direct operating expenses on a stand alone basis.

USE OF ESTIMATES

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires SunCom management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such variances could be material.

REVENUE RECOGNITION

     Rental revenues are recognized when earned. Escalation clauses present in lease agreements with SunCom's customers are recognized on a straight-line basis over the term of the lease.

                                       2

RENT EXPENSE

     Rent expense is recognized as incurred. Escalation clauses present in lease agreements with SunCom's vendors are recognized on a straight-line basis over the term of the lease.

CONCENTRATION OF CREDIT RISK

     SunCom Acquisition derives its revenues from various wireless service providers and other wireless communications users for the lease of antenna space on communication towers under non-cancelable operating leases. Five wireless service providers individually exceeded 10% of revenues in the three months ended March 31, 2005.

                                       3